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                                                                Exhibit 1.1


                            13,300,000 Shares

                            VIA NET.WORKS, INC.

                            Common Stock

                            UNDERWRITING AGREEMENT
                            ----------------------


                                                   __________,  2000


DONALDSON, LUFKIN & JENRETTE
 SECURITIES CORPORATION
MORGAN STANLEY & CO. INCORPORATED
SALOMON SMITH BARNEY INC.
DLJdirect INC.
 As representatives of the
  several Underwriters
  named in Schedule I hereto
  c/o Donaldson, Lufkin & Jenrette
   Securities Corporation
   277 Park Avenue
   New York, New York 10172

DLJ INTERNATIONAL SECURITIES
MORGAN STANLEY & CO. INTERNATIONAL LIMITED
SALOMON BROTHERS INTERNATIONAL LIMITED
CAZENOVE & CO.
MEESPIERSON N.V.
 As representatives of the
  several International
  Managers named in Schedule II hereto
 c/o DLJ International Securities
    99 Bishopsgate
    London, EC2M-3YH

Dear Sirs:

     VIA NET.WORKS, Inc., a Delaware corporation (the "Company"), proposes to issue and sell to the several Underwriters (as defined below) 13,300,000 shares of its common stock, $.001 par value per share (the "Firm Shares"). It is understood that, subject to the conditions hereinafter stated, 6,650,000 Firm Shares (the "U.S. Firm Shares") will be sold to the several U.S.
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Underwriters named in Schedule I hereto (the "U.S. Underwriters") in connection with the offering and sale of such U.S. Firm Shares in the United States and Canada to United States and Canadian Persons (as such terms are defined in the Agreement Between U.S. Underwriters and International Managers of even date herewith), and 6,650,000 Firm Shares (the "International Shares") will be sold to the several International Managers named in Schedule II hereto (the "International Managers") in connection with the offering and sale of such International Shares outside the United States and Canada to persons other than United States and Canadian Persons. Donaldson, Lufkin & Jenrette Securities Corporation, Morgan Stanley & Co. Incorporated, Salomon Smith Barney Inc. and DLJdirect Inc. shall act as representatives (the "U.S. Representatives") of the several U.S. Underwriters, and DLJ International Securities, Morgan Stanley & Co. International Limited, Salomon Brothers International Limited, Cazenove & Co. and MeesPierson N.V. shall act as representatives (the "International Representatives") of the several International Managers. The U.S. Representatives and the International Representatives are hereinafter collectively referred to as the "Representatives." The U.S. Underwriters and the International Managers are hereinafter collectively referred to as the "Underwriters."

     The Company also proposes to issue and sell to the several U.S. Underwriters not more than an additional 1,995,000 shares of its common stock, $.001 par value per share (the "Additional Shares") if requested by the U.S. Underwriters as provided in Section 2 hereof. The Firm Shares and the Additional Shares are hereinafter referred to collectively as the "Shares;" the U.S. Firm Shares and the Additional Shares are herein referred to collectively as the "U.S. Shares." The shares of common stock of the Company to be outstanding after giving effect to the sales contemplated hereby and in the Reserved Share Offering (as defined below) are hereinafter referred to as the "Common Stock."

     It is understood and agreed by the parties hereto that pursuant to the terms of a stockholders agreement, the Company proposes to offer and sell to certain current holders of the Company's preferred stock (the "Preferred Stockholders"), in a separate concurrent offering in the United States registered with the Commission (as defined below) under the Act (as defined below), 700,000 shares (the "Reserved Shares") of newly issued common stock of the Company (the "Reserved Share Offering"). The parties hereto agree that the Underwriters have no obligation to the Company with respect to the Reserved Shares or the Reserved Share Offering and that other than specifically set forth herein, the Company has no obligation to the Underwriters with respect to the Reserved Shares or the Reserved Share Offering.

     Section 1. Registration Statement and Prospectus. The Company has prepared and filed with the Securities and Exchange Commission (the "Commission"), in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the "Act"), a registration statement on Form S-1. The registration

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statement contains two prospectuses: the U.S. prospectus (the "U.S. Prospectus")
to be used in connection with the offering and sale of the Shares in the United States and Canada and the resale of International Shares into the United States during the period after the date hereof in which an Underwriter is required to deliver a prospectus under the Act; and a separate prospectus to be used in connection with the Reserved Share Offering (the "Reserved Share Prospectus").
In connection with the offer and sale of the Reserved Shares, the Company has prepared a preliminary Reserved Share Prospectus to used in connection with the Reserved Share Offering and the final Reserved Share Prospectus. It is understood that such preliminary Reserved Share Prospectus and the Reserved
Share Prospectus will be identical to the preliminary U.S. Prospectus and the U.S. Prospectus, respectively, except for certain substitute pages.

     In connection with the offering and sale of the International Shares outside of the United States and Canada, the Company has prepared a preliminary international prospectus to be used in connection with the offering of the International Shares outside of the United States and Canada and a final international prospectus dated the date hereof to be used in connection with the offering of the International Shares outside of the United States and Canada (the "International Prospectus"). It is understood that such preliminary International Prospectus and the International Prospectus will be identical to the preliminary U.S. Prospectus and the U.S. Prospectus, respectively, except for certain substitute pages.

     The registration statement, as amended at the time it became effective, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Act, is hereinafter referred to as the "Registration Statement," and the U.S. Prospectus and the International Prospectus in the respective forms first used to confirm sales of Shares are hereinafter collectively referred to as the "Prospectus."
If the Company has filed or is required pursuant to the terms hereof to file a registration statement pursuant to Rule 462(b) under the Act registering additional shares of Common Stock (a "Rule 462(b) Registration Statement"), then, unless otherwise specified, any reference herein to the term "Registration Statement" shall be deemed to include such Rule 462(b) Registration Statement. The Company agrees that the shares issued in the Reserved Share Offering will be sold to the Preferred Stockholders at the initial public offering price listed on the cover page of the Prospectus.

     Section 2. Agreements to Sell and Purchase and Lock-Up Agreements. On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Company agrees to issue and sell, and each Underwriter agrees, severally and not jointly, to purchase from the Company at a price per Share of $______ (the "Purchase Price") the number of Firm

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Shares set forth opposite the name of such Underwriter in Schedule I and II hereto.

     On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Company agrees to issue and sell to the U.S. Underwriters, and the U.S. Underwriters shall have the right to purchase, severally and not jointly, from the Company, up to 1,995,000 Additional Shares at the Purchase Price. The Additional Shares may be purchased solely for the purpose of covering over-allotments made in connection with the offering of the Firm Shares. The U.S. Underwriters may exercise their right to purchase Additional Shares in whole or in part from time to time by giving written notice thereof to the Company within 30 days after the date of this Agreement. The U.S. Representatives shall give any such notice on behalf of the U.S. Underwriters and such notice shall specify the aggregate number of Additional Shares to be purchased pursuant to such exercise and the date for payment and delivery thereof. The date specified in any such notice shall be a business day (i) no earlier than the Closing Date (as defined below)), (ii) no earlier than two business days after such notice has been given and (iii) no later than ten business days after such notice has been given. If any Additional Shares are to be purchased, each U.S. Underwriter, severally and not jointly, agrees to purchase from the Company the number of Additional Shares (subject to such adjustments to eliminate fractional shares as the U.S. Representatives may determine) which bears the same proportion to the total number of Additional Shares to be purchased from the Company as the number of the U.S. Firm Shares set forth opposite the name of such U.S. Underwriter in
Schedule I bears to the total number of the U.S. Firm Shares.

     The Company hereby agrees not to (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or (ii) enter into any swap or other arrangement that transfers all or a portion of the economic consequences associated with the ownership of any Common Stock (regardless of whether any of the transactions described in clause (i) or (ii) is to be settled by the delivery of Common Stock, or such other securities, in cash or otherwise), except to the Underwriters pursuant to this Agreement, for a period of 180 days after the date of the Prospectus without the prior written consent of Donaldson, Lufkin & Jenrette Securities Corporation. Notwithstanding the foregoing, during such period (i) the Company may grant stock options or restricted stock pursuant to the Company's existing stock option and award plans, (ii) the Company may issue shares of Common Stock upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof and (iii) the Company may issue shares of Common Stock or any option, right or warrant to purchase, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock in connection with the Company's acquisition

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of assets of, or an ownership interest in, another business or entity or in connection with other strategic transactions; provided, that (x) if the acquired entity or entity from which the Company acquires assets was not prior to such acquisition, a reporting company (a "Non-Reporting Target") under the United States Securities Exchange Act of 1934, as amended (the "Exchange Act"), the recipients of any such shares of common stock shall agree in writing to be bound by the restrictions of this paragraph for the remainder of such 180 day period. The Company also agrees not to file any registration statement (except for any registration statement on Form S-8 or Form S-4 or other successor forms; provided that any registration statement on Form S-4 shall not be used to register shares of the Company's common stock if the acquired entity or entity from which the Company acquires assets is a Non-Reporting Target) with respect to any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock for a period of 180 days after the date of the Prospectus without the prior written consent of Donaldson, Lufkin & Jenrette Securities Corporation. The Company shall, prior to or concurrently with the execution of this Agreement, deliver an agreement executed by (i) each of the directors and executive officers of the Company and (ii) each stockholder listed on Annex I hereto to the effect that such person will not, during the period commencing on the date such person signs such agreement and ending 180 days after the date of the Prospectus, (A) engage in any of the transactions described in the first sentence of this paragraph or (B) make any demand for, or exercise any right with respect to, the registration of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, other than (i) as a gift or gifts, provided the donee or donees thereof agree in writing with Donaldson, Lufkin & Jenrette Securities Corporation to be bound by such letter agreement, (ii) transfers to a transferor's affiliates, as such term is defined in Rule 405 promulgated under the Act; provided the transferee thereof agrees in writing with Donaldson, Lufkin & Jenrette Securities Corporation to be bound by such letter agreement, or (iii) with the prior written consent of Donaldson, Lufkin & Jenrette Securities Corporation.

     As part of the offering contemplated by this Agreement, Salomon Smith Barney Inc. has agreed to reserve out of the Shares set forth opposite its name on the Schedule I to this Agreement, up to 665,000 shares, for sale to the Company's employees, officers, and directors and other parties associated with the Company (collectively, "Participants"), as set forth in the Prospectus under the heading "Underwriting" (the "Directed Share Program"), and subject to the terms of this Agreement, the applicable rules, regulations and interpretations of the National Association of Securities Dealers, Inc. (the "NASD") and all other applicable laws, rules and regulations. The Shares to be sold by Salomon Smith Barney Inc. pursuant to the Directed Share Program (the "Directed Shares") will be sold by Salomon Smith Barney Inc. pursuant to this Agreement at the public offering price. The Company agrees that it will not direct Salomon Smith Barney Inc. to offer or sell any Directed Shares to Participants located in or otherwise subject to the securities laws of any jurisdiction other than the United States. Any Directed

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Shares not orally confirmed for purchase by any Participants by the end of the business day on which this Agreement is executed will be offered to the public by Salomon Smith Barney Inc. as set forth in the Prospectus.

     Section 3. Terms of Public Offering. The Company is advised by you that the Underwriters propose (i) to make a public offering of their respective portions of the Shares as soon after the execution and delivery of this Agreement as in your judgment is advisable and (ii) initially to offer the Shares upon the terms set forth in the Prospectus.

     Section 4. Delivery and Payment. The Shares shall be represented by definitive certificates and shall be issued in such authorized denominations and registered in such names as Donaldson, Lufkin & Jenrette Securities Corporation shall request no later than two business days prior to the Closing Date (as defined below) or the applicable Option Closing Date (as defined below), as the case may be. The Company shall deliver the Shares, with any transfer taxes thereon duly paid by the Company, to Donaldson, Lufkin & Jenrette Securities Corporation through the facilities of The Depository Trust Company ("DTC"), for the respective accounts of the several Underwriters, against payment on the Closing Date or on an Option Closing Date, as the case may be, to the Company of the Purchase Price therefor by wire transfer of Federal or other funds immediately available in New York City to the account specified by the Company at least three business days prior to the Closing Date. The certificates representing the Shares shall be made available for inspection not later than 9:30 A.M., New York City time, on the business day prior to the Closing Date or the applicable Option Closing Date, as the case may be, at the office of DTC or its designated custodian (the "Designated Office"). The time and date of delivery and payment for the Firm Shares shall be 9:00 A.M., New York City time, on ________, 2000, or such other time on the same or such other date as Donaldson, Lufkin & Jenrette Securities Corporation and the Company shall agree in writing. The time and date of delivery for the Firm Shares are hereinafter referred to as the "Closing Date." The time and date of delivery and payment for any Additional Shares to be purchased by the U.S. Underwriters shall be 9:00 A.M., New York City time, on the date specified in the applicable exercise notice given by you pursuant to Section 2 or such other time on the same or such other date as Donaldson, Lufkin & Jenrette Securities Corporation and the Company shall agree in writing. The time and date of delivery of any Additional Shares are hereinafter referred to as an "Option Closing Date."

  The documents to be delivered on the Closing Date or any Option Closing Date on behalf of the parties hereto pursuant to Section 8 of this Agreement shall be delivered at the offices of O'Melveny & Myers LLP, 555 13th Street, N.W., Suite 500 West, Washington, D.C., 20004-1109 and the Shares shall be delivered at the Designated Office, all on the Closing Date or such Option Closing Date, as the case may be.

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       Section 5.  Agreements of the Company.  The Company agrees with you:

       (a) To advise you promptly and, if requested by you, to confirm such advice in writing, (i) of any request by the Commission for amendments to the Registration Statement or amendments or supplements to the Prospectus or for additional information, (ii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of the suspension of qualification of the Shares for offering or sale in any jurisdiction, or the initiation of any proceeding for such purposes, (iii) when any amendment to the Registration Statement becomes effective, (iv) if the Company is required to file a Rule 462(b) Registration Statement after the effectiveness of this Agreement, when the Rule 462(b) Registration Statement has become effective and
(v) of the happening of any event during the period referred to in Section 5(d) below which makes any statement of a material fact made in the Registration Statement or the Prospectus untrue or which requires any additions to or changes in the Registration Statement or the Prospectus in order to make the statements therein not misleading. If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, the Company will use its best efforts to obtain the withdrawal or lifting of such order at the earliest possible time.

       (b) To furnish to you , such number of conformed copies of the Registration Statement as first filed with the Commission and of each amendment to it, including all exhibits, and of each amendment to it, without exhibits, as you may reasonably request.

       (c) To prepare the Prospectus, the form and substance of which shall be satisfactory to you, and to file the U.S. Prospectus in such form with the Commission within the applicable period specified in Rule 424(b) under the Act; during the period specified in Section 5(d) below, not to file any further amendment to the Registration Statement and not to make any amendment or supplement to the Prospectus of which you shall not previously have been advised or to which you shall reasonably object after being so advised; and, during such period, to prepare and file with the Commission, promptly upon your reasonable request, any amendment to the Registration Statement or amendment or supplement to the Prospectus which may be necessary or advisable in connection with the distribution of the Shares by you, and to use its best efforts to cause any such amendment to the Registration Statement to become promptly effective.

       (d) (x) To use its reasonable best efforts prior to 10:00 A.M., New York City time, on the first business day after the date of this Agreement to furnish in New York City and London, as applicable, to each Underwriter as many copies of the U.S. Prospectus and the International Prospectus, as applicable, as the Underwriters may reasonably request, and (y) to, from time to time after the date of this Agreement, for such period as in the opinion of counsel for the Underwriters a prospectus is required by law to be delivered in connection with

                                       7
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sales by an Underwriter or a dealer, furnish in New York City or London, as applicable, to each Underwriter and any dealer as many copies of the U.S. Prospectus and International Prospectus, as applicable (and of any amendment or supplement to the Prospectus), as such Underwriter or dealer may reasonably request.

       (e) If during the period specified in Section 5(d), any event shall occur or condition shall exist as a result of which, in the judgment of the Company or in the opinion of counsel for the Underwriters, it becomes necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare an appropriate amendment or supplement to the Prospectus, and to file the amended or supplemented U.S. Prospectus with the Commission, so that the statements in the Prospectus, as so amended or supplemented, will not in the light of the circumstances when it is so delivered, be misleading, or so that the Prospectus will comply with applicable law, and to furnish to each Underwriter and to any dealer as many copies thereof as such Underwriter or dealer may reasonably request.

       (f) Prior to any public offering of the Shares, to cooperate with you and counsel for the Underwriters in connection with the registration or qualification of the Shares for offer and sale by the several Underwriters and by dealers under the state securities or Blue Sky laws of such jurisdictions as you may request, to continue such registration or qualification in effect so long as required for distribution of the Shares and to file such consents to service of process or other documents as may be necessary in order to effect such registration or qualification; provided, however, that the Company shall not be required in connection therewith to qualify as a foreign corporation in any jurisdiction in which it is not now so qualified or to take any action that would subject it to general consent to service of process or taxation other than as to matters and transactions relating to the Prospectus, the Registration Statement, any preliminary prospectus or the offering or sale of the Shares, in any jurisdiction in which it is not now so subject.

       (g) To mail and make generally available to its stockholders as soon as practicable an earnings statement covering the twelve-month period ending March 31, 2001 that shall satisfy the provisions of Section 11(a) of the Act, and to advise you in writing when such statement has been so made available.

       (h) During the period of three years after the date of this Agreement, to furnish to you as soon as available copies of all annual reports and other documents, reports, financial statements and information (i) furnished to the record holders of Common Stock, (ii) filed with the Commission under or

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pursuant to the Act or the Exchange Act or (iii) furnished to The Nasdaq Stock
Market, Inc. National Market (the "Nasdaq National Market") or any national securities exchange on which any class of securities of the Company is listed and such other publicly available information concerning the Company and its subsidiaries as you may reasonably request.

       (i) Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company's counsel and the Company's accountants in connection with the registration and delivery of the Shares under the Act and all other fees and expenses in connection with the preparation, printing, filing and distribution of the Registration Statement (including financial statements and exhibits), any preliminary prospectus, the Prospectus and all amendments and supplements to any of the foregoing, including the mailing and delivering of copies thereof to the Underwriters and dealers in the quantities specified herein, (ii) all costs and expenses related to the transfer and delivery of the Shares to the Underwriters, including any transfer or other taxes payable thereon, (iii) all costs of printing or producing this Agreement and any other agreements or documents in connection with the offering, purchase, sale or delivery of the Shares, (iv) all expenses in connection with the registration or qualification of the Shares for offer and sale under the securities or Blue Sky laws of the several states and all costs of printing or producing any Preliminary and Supplemental Blue Sky Memoranda in connection therewith (including the filing fees and reasonable fees and disbursements of counsel for the Underwriters in connection with such registration or qualification and memoranda relating thereto), (v) the filing fees and reasonable disbursements of counsel for the Underwriters in connection with the review and clearance of the offering of the Shares by the NASD, (vi) all fees and expenses in connection with the preparation and filing of the registration statement on Form 8-A relating to the Common Stock and all costs and expenses incident to the listing of the Shares on the Nasdaq National Market and the Amsterdam Stock Exchange ("AEX"), including the reasonable fees and expenses of the AEX listing agent in its capacity as such, (vii) the cost of printing certificates representing the Shares, (viii) the costs and charges of any transfer agent, registrar and/or depositary, (ix) the reasonable fees and disbursements of counsel for the Underwriters incurred in connection with the Directed Share Program and stamp duties, similar taxes or duties or other taxes, if any, incurred by the Underwriters in connection with the Directed Share Program, (x) the reasonable fees and disbursements of special Dutch counsel to the Underwriters in connection with the listing of the International Shares on the AEX (in an amount not to exceed $__________), and (xi) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section.

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       (j)  To use its reasonable best efforts to list for quotation the Shares on the Nasdaq National Market and AEX and to maintain the listing of the Shares on the Nasdaq National Market and AEX for a period of three years after the date of this Agreement.

       (k) To use its reasonable best efforts to do and perform all things required or necessary to be done and performed under this Agreement by the Company prior to the Closing Date or any Option Closing Date, as the case may be, and to satisfy all conditions precedent to the delivery of the Shares.

       (l) If the Registration Statement at the time of the effectiveness of this Agreement does not cover all of the Shares, to file a Rule 462(b) Registration Statement with the Commission registering the Shares not so covered in compliance with Rule 462(b) by 10:00 P.M., New York City time, on the date of this Agreement and to pay to the Commission the filing fee for such Rule 462(b) Registration Statement at the time of the filing thereof or to give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Act.

       (m) In connection with the Directed Share Program, the Company will ensure that the Directed Shares will be restricted to the extent required by the NASD or the NASD rules from sale, transfer, assignment, pledge or hypothecation for a period of three months following the date of the effectiveness of the Registration Statement. Salomon Smith Barney Inc. will notify the Company as to which Participants will need to be so restricted. The Company will direct the removal of such transfer restrictions upon the expiration of such period of time.

     Section 6. Representations and Warranties of the Company. The Company represents and warrants to each Underwriter that:

     (a) The Registration Statement has become effective (other than any Rule 462(b) Registration Statement to be filed by the Company after the effectiveness of this Agreement); any Rule 462(b) Registration Statement filed after the effectiveness of this Agreement will become effective no later than 10:00 P.M., New York City time, on the date of this Agreement; and no stop order suspending the effectiveness of the Registration Statement is in effect, and, to the Company's knowledge, no proceedings for such purpose are pending before or threatened by the Commission.

       (b) (i) The Registration Statement (other than any Rule 462(b) Registration Statement to be filed by the Company after the effectiveness of this Agreement), when it became effective, did not contain and, as amended, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Registration Statement (other than any Rule 462(b) Registration Statement to be filed by the Company after the effectiveness of this Agreement) and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Act,
(iii) if the Company is required to file a Rule 462(b) Registration Statement after the effectiveness of this

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Agreement, such Rule 462(b) Registration Statement and any amendments thereto, when they become effective (A) will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (B) will comply in all material respects with the Act and (iv) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement, any Rule 462(b) Registration Statement or the Prospectus, as amended or supplemented, based upon information relating to any Underwriter furnished to the Company in writing by or on behalf of such Underwriter through you expressly for use therein.

       (c) Each preliminary prospectus filed as part of the registration statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Act, complied when so filed in all material respects with the Act, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in any preliminary prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein.

       (d) Each of the Company and its subsidiaries has been duly organized, is validly existing in good standing, to the extent the legal concept of "good standing" applies in the applicable jurisdiction, under the laws of its jurisdiction of organization and has the power and authority under its respective organizational documents and the respective laws of its jurisdiction of formation to carry on its business as described in the Prospectus and to own, lease and operate its properties, and each is duly qualified and is in good standing as a foreign entity authorized to do business in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified would not have a material adverse effect on the business, financial condition or results of operations of the Company and its subsidiaries, taken as a whole.

       (e) Except as otherwise disclosed in the Registration Statement, there are no outstanding subscriptions, rights, warrants, options, calls, convertible securities, commitments of sale or liens granted or issued by the Company or any

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of its subsidiaries relating to or entitling any person to purchase or otherwise to acquire any shares of the capital stock of the Company or any of its subsidiaries,.

       (f) All the outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid, non-assessable and not issued in violation of any preemptive or similar rights; and the Shares to be issued and sold by the Company hereunder have been duly authorized and, when issued and delivered to the Underwriters against payment therefor as provided by this Agreement, will be validly issued, fully paid and non-assessable, and, except as disclosed in the Registration Statement, the issuance of such Shares will not be subject to any preemptive or similar rights; concurrently with the Closing, all shares of the mandatorily redeemable convertible preferred stock, both voting and non-voting, will convert, on a one-for-one basis, into shares of the Company's Common Stock, both voting and non-voting, and upon such conversion, each share of Common Stock will be fully paid, non-assessable and not subject to any preemptive or similar rights.

       (g) All of the outstanding equity interests or shares of capital stock of each of the Company's subsidiaries have been duly authorized and validly issued and are fully paid and non-assessable, and are owned by the Company, to the extent that such equity interests or shares of capital stock of such subsidiary are disclosed in the Prospectus as being owned by the Company, directly or indirectly through one or more subsidiaries, free and clear of any security interest, claim, lien, encumbrance or adverse interest of any nature.

       (h) The authorized capital stock of the Company conforms in all material respects as to legal matters to the description thereof contained in the Prospectus.

       (i) Neither the Company nor any of its subsidiaries is (x) in violation of its respective organizational document, charter or by-laws or (y) in default in the performance of any obligation, agreement, covenant or condition contained in any indenture, loan agreement, mortgage, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or their respective property is bound, except, with respect to clause (y), for any such violation or default that would not have a material adverse effect on the business, prospects, financial condition or results of operations of the Company and its subsidiaries taken as a whole.

       (j) The execution, delivery and performance of this Agreement by the Company, the compliance by the Company with all the provisions hereof and the consummation of the transactions contemplated hereby and the application of the net proceeds from the sale of the Shares as contemplated by the Registration Statement will not (i) require any consent, approval, authorization or other order of, or qualification with, any court or governmental body or agency (except as has been obtained and except as may be required under the securities or Blue Sky laws of the various states), (ii) conflict with or constitute a breach of any of the terms or provisions of, or a default under (or event which, with giving of notice or lapse of time or both, would be a default under) or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any subsidiary pursuant to (A) the organization document, charter or by-laws of the Company or any of its subsidiaries or (B) any indenture, loan agreement, mortgage, lease or other agreement or instrument that is material to the Company and its subsidiaries, taken as a whole, to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or their respective property is bound, (iii) constitute a Repayment Event (as defined below), (iv) violate or conflict with any applicable law or any rule, regulation, judgment, order or decree of any court or any governmental body or agency having jurisdiction over the Company, any of its subsidiaries or their respective property or (v) result in the suspension, termination or revocation of any Authorization (as defined below) of the Company or any of its subsidiaries or any other impairment of the rights of the holder of any such Authorization, except where such failure to be valid and in full force and effect or to be in compliance, the occurrence of any such event or the presence of any such restriction would not, individually or in the aggregate, have a material adverse effect on the business, prospects, financial condition or results of operations of the Company and its subsidiaries taken as a whole. As used in this Agreement, "Repayment Event" means any event or condition that gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase or redemption or repayment of all or a portion of such indebtedness by the Company or any subsidiary.

       (k) There are no legal or governmental proceedings pending or threatened to which the Company or any of its subsidiaries is or, to the knowledge of the Company, is expected to be a party or to which any of their respective property is or, to the knowledge of the Company, is expected to be subject, that are required to be described in the Registration Statement or the Prospectus and are not so described; nor are there any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not so described or filed.

       (l) Neither the Company nor any of its subsidiaries has violated any foreign, federal, state or local law or regulation relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), any provisions of the Employee Retirement Income Security Act of 1974, as amended, or any provisions of the Foreign Corrupt Practices Act, or the rules and regulations promulgated thereunder, except for such violations which, singly or in the aggregate, would not have a material adverse effect on the business, financial condition or results of operation of the Company and its subsidiaries, taken as a whole.

       (m) Each of the Company and its subsidiaries has such permits, licenses, consents, exemptions, franchises, authorizations and other approvals (each, an "Authorization") of, and has made all filings with and notices to, all governmental or regulatory authorities and self-regulatory organizations and all courts and other tribunals, including, without limitation, under any applicable telecommunications or Internet laws, as are necessary to own, lease, license and operate its respective properties and to conduct its business, except where the failure to have any such Authorization or to make any such filing or notice would not, individually or in the aggregate, have a material adverse effect on the business, financial condition or results of operations of the Company and its subsidiaries, taken as a whole. Each such Authorization is valid and in full force and effect and each of the Company and its subsidiaries is in compliance with all the terms and conditions thereof and with the rules and regulations of the authorities and governing bodies having jurisdiction with respect thereto; and no event has occurred (including, without limitation, the receipt of any notice from any authority or governing body) which results or, after notice or lapse of time or both, would result in any other impairment of the rights of the Company and its subsidiaries, as holders of any such Authorization; except where such failure to be valid and in full force and effect or to be in compliance, the occurrence of any such event or the presence of any such restriction would not, singly or in the aggregate, have a material adverse effect on the business, financial condition or results of operations of the Company and its subsidiaries, taken as a whole.

       (n) This Agreement has been duly authorized, executed and delivered by the Company.

       (o) PricewaterhouseCoopers LLP and each of the other accountants listed in the Experts section of the Registration Statement (collectively, the "Independent Public Accountants") are independent public accountants with respect to the Company and its subsidiaries as required by the Act.

       (p) The consolidated financial statements included in the Registration Statement and the Prospectus (and any amendment or supplement thereto), together with related schedules and notes, present fairly the consolidated financial position, results of operations, stockholders' deficit/equity, cash flows and changes in financial position of the Company and its consolidated subsidiaries, on the basis stated therein at the respective dates or for the respective periods to which they apply; such statements and related schedules and notes have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as disclosed therein; the supporting schedules, if any, included in the Registration Statement present fairly in accordance with generally accepted accounting principles the information required to be stated therein; and the other financial and statistical information and data set forth in the Registration Statement and the Prospectus (and any amendment or supplement thereto) present fairly the information shown therein and the financial information has been prepared on a basis consistent with the financial statements and the books and records of the Company and its consolidated subsidiaries included in the Prospectus and Registration Statement. The pro forma condensed combined financial statements of the Company and the related notes thereto set forth in the Registration Statement and the Prospectus (and any supplement or amendment thereto) have been prepared on a basis consistent with the historical financial statements of the Company and its subsidiaries, give effect to the assumptions used in the preparation thereof on a reasonable basis and in good faith and present fairly the historical and proposed transactions contemplated by the Registration Statement and the Prospectus. Such pro forma financial statements have been prepared in accordance with the applicable requirements of Rule 11-02 of Regulation S-X promulgated by the Commission and have been computed on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein. The other pro forma financial and statistical information and data set forth in the Registration Statement and the Prospectus (and any supplement or amendment thereto) are, in all material respects, accurately presented and, with respect to the pro forma financial information, prepared on a basis consistent with the pro forma financial statements.


       (q) The Company is not and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectus, will not become, an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

       (r) Except as otherwise disclosed in the Registration Statement, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company or to require the Company to include such securities with the Shares registered pursuant to the Registration Statement.

       (s) Since the respective dates as of which information is given in the Prospectus other than as set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), (i) there has not occurred any material adverse change or any development involving a prospective material adverse change in the condition, financial or otherwise, or the earnings, business, management or operations of the Company and its subsidiaries, taken as a whole, (ii) there has not been any material adverse change or any development involving a prospective material adverse change in the capital stock or in the long-term debt of the Company or any of its subsidiaries, taken as a whole, (iii) neither the Company nor any of its subsidiaries has incurred any liability or obligation, direct or contingent, that is material to the Company and its subsidiaries, taken as a whole, and (iv) there has been no dividend or distribution of any kind declared, paid or made by the Company or, except for dividends paid to the Company or other subsidiaries, any of its subsidiaries on any class of capital stock or repurchase or redemption by the Company or any of its subsidiaries of any class of capital stock.

     (t) Each certificate signed by any officer of the Company and delivered to the Underwriters or counsel for the Underwriters shall be deemed to be a representation and warranty by the Company to the Underwriters as to the matters covered thereby.

     (u) The Company has reviewed its operations and that of its subsidiaries and any third parties with which the Company or any of its subsidiaries has a material relationship to evaluate the extent to which the business or operations of the Company or any of its subsidiaries will be affected by the Year 2000 Problem (as defined below). As a result of such review, other than as disclosed in the Registration Statement, the Company has no reason to believe, and does not believe, that the Year 2000 Problem will have a material adverse effect on the financial condition, or the earnings, business, management or operations of the Company and its subsidiaries, taken as a whole, or result in any material loss or interference with the Company's business or operations. The "Year 2000 Problem" as used herein means any significant risk that computer hardware or software used in the receipt, transmission, processing, manipulation, storage, retrieval, retransmission or other utilization of data or in the operation of mechanical or electrical systems of any kind will not, in the case of dates or time periods occurring after December 31, 1999, function at least as effectively as in the case of dates or time periods occurring prior to January 1, 2000. The disclosures in the Registration Statement and Prospectus related to Year 2000 compliance comply in all material respects with the requirements of SEC Release 33-7558.

     (v) Neither the Company nor any of its subsidiaries has at any time since its inception with respect to the Company and since its respective acquisition by the Company with respect to any subsidiary (i) made any unlawful contribution to any candidate for foreign office or failed to disclose fully any contribution in violation of law, or (ii) made any payment to any federal or state governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or permitted by the laws of the United States or any jurisdiction thereof.

     (w) The Company has not taken and will not take, directly or indirectly, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Shares.

     (x) The Company and its subsidiaries have good title to all personal property owned by them which is material to the business of the Company and its subsidiaries, taken as a whole, in each case free and clear of all liens, encumbrances and defects except such as are described in the Prospectus or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its subsidiaries, taken as a whole; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material to, and do not interfere with the use made and proposed to be made of such property and buildings by, the Company and its subsidiaries, taken as a whole, in each case except as described in the Prospectus; none of the Company or its subsidiaries own any real property.

     (y) The Company and its subsidiaries own or possess sufficient rights to use all patents, patent applications, patent rights, trademarks, trademark registrations, service marks, service mark registrations, tradenames, mask work rights, copyrights, manufacturing processes, licenses, inventions, trade secrets, know-how and other intellectual property rights ("Intellectual Property") described in the Prospectus as being owned by them or necessary for the conduct of their businesses, except where the failure to own or possess or otherwise be able to acquire or use for reasonable consideration such Intellectual Property would not, individually or in the aggregate, have a material adverse effect on the business, prospects, financial condition or results of operations of the Company and its subsidiaries, taken as a whole; and the Company is not aware of any infringement of or conflict with such rights or any claims to the contrary or any challenge by any other person to the rights of the Company with respect to the foregoing that, if determined adversely to the Company, could reasonably be expected to have a material adverse effect on the business, prospects, financial condition or results of operations of the Company and its subsidiaries taken as a whole. The Company's business as conducted does not and, to the Company's best knowledge, will not infringe or conflict with in any material respect with Intellectual Property or franchise right of any person. No claim has been made against the Company alleging the infringement by the Company of any Intellectual Property or franchise right of any person that, if determined adversely to the Company, could reasonably be expected to have a material adverse effect on the business, prospects, financial condition or results of operations of the Company and its subsidiaries taken as a whole. There is no pending or threatened action, proceeding or claim by the Company that any third party is infringing the Company's Intellectual Property.

     (z) The Company and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; and neither the Company nor any of its subsidiaries (i) has received notice from any insurer or agent of such insurer that substantial capital improvements or other material expenditures will have to be made in order to continue such insurance or (ii) has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers at a cost that would not have a material adverse effect on the business, prospects, financial condition or results of operations of the Company and its subsidiaries, taken as a whole.

     (aa) No relationship, direct or indirect, exists between or among the Company or any of its subsidiaries on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company or any of its subsidiaries on the other hand, which is required by the Act to be described in the Registration Statement or the Prospectus which is not so described.

     (bb) There is no (i) significant unfair labor practice complaint, grievance or arbitration proceeding pending or, to the Company's knowledge, threatened against the Company or any of its subsidiaries before the National Labor Relations Board or any foreign, state or local labor relations board or similar authority, (ii) strike, material labor dispute, slowdown or stoppage pending or, to the Company's knowledge, threatened against the Company or any of its subsidiaries or (iii) union representation question existing with respect to the employees of the Company and its subsidiaries, except for such actions specified in clause (i), (ii) or (iii) above, which, singly or in the aggregate, would not have a material adverse effect on the business, prospects, financial condition or results of operations of the Company and its subsidiaries, taken as a whole. To the Company's knowledge, no collective bargaining organizing activities are taking place with respect to the Company or any of its subsidiaries.

     (cc) The Company and each of its subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

     (dd) All material tax returns required to be filed by the Company and each of its subsidiaries in any jurisdiction have been filed, other than those filings being contested in good faith, and all material taxes, including withholding taxes, penalties and interest, assessments, fees and other charges due pursuant to such returns or pursuant to any assessment received by the Company or any of its subsidiaries have been paid, other than those being contested in good faith and for which adequate reserves have been provided.

     (ee) There are no contracts or documents that are required to be described in the Registration Statement or to be filed as exhibits thereto which have not been so described or filed as required.

     (ff) No vote or consent of any stockholder of the Company, and no consent, approval or waiver of any party to or any person entitled to any right or benefit under the charter or by-laws of the Company, any stockholders' agreements or arrangements, or any other instrument or agreement to which the Company is a party or by which it is bound or under which it is entitled to any right or benefit, except such consents, approvals or waivers which have been obtained, is required in connection with the offering, issuance, sale or purchase by you of any of the Shares under this Agreement or the consummation of any of the other transactions contemplated hereby or the application of the net proceeds from the sale of the Shares as contemplated by the Registration Statement; no Underwriter or subsequent purchaser or transferee of any of the Shares is required to become or shall be deemed to be a party to, or shall be subject to the terms or provisions of, any shareholders' agreement or arrangement and none of the Shares sold to the Underwriters will be subject to the terms or provisions of any of such agreements or arrangements.

     (gg) Other than restrictions on the payment of dividends that would render the Company's subsidiaries insolvent, except as disclosed on Annex II hereto, there are no limitations or restrictions on the Company's ability to receive dividends or distributions of any kind from its subsidiaries, whether based on laws, contracts, or currency controls, and the payment of such dividends or distributions is not subject to any tax or withholding.

     Section 7. Indemnification. (a) The Company agrees to indemnify and hold harmless each Underwriter, its directors, its officers and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act or
Section 20 of the Exchange Act, from and against any and all losses, claims, damages, liabilities and judgments (including, without limitation, any legal or other expenses incurred in connection with investigating or defending any matter, including any action, that could give rise to any such losses, claims, damages, liabilities or judgments) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), the Prospectus, the Reserved Share Prospectus (or any amendment or supplement thereto) or any preliminary prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or judgments are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished in writing to the Company by such Underwriter through you expressly for use therein; provided, however, that the foregoing indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of any Underwriter who failed to deliver a Prospectus, as then amended or supplemented, (so long as the Prospectus and any amendments or supplements thereto was provided by the Company to the several Underwriters in the requisite quantity and on a timely basis to permit proper delivery on or prior to the Closing Date) to the person asserting any losses, claims, damages, liabilities or judgments caused by any untrue statement or alleged untrue statement of a material fact contained in such preliminary prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, if such material misstatement or omission or alleged material misstatement or omission was cured in the Prospectus, as so amended or supplemented, and such Prospectus was required by law to be delivered at or prior to the written confirmation of sale to such person. In addition to the foregoing, in connection with the offer and sale of the Directed Shares, the Company agrees, promptly upon a request in writing, to indemnify and hold harmless the Underwriters from and against any and all losses, liabilities, claims, damages and expenses incurred by them as a result of (i) the failure of purchasers of the Directed Shares (including eligible directors, officers, employees, customers, subscribers and persons having business relationships with the Company) to pay for and accept delivery of the Directed Shares which, by the end of the first business day following the date of this Agreement, were subject to a properly confirmed application to purchase or (ii) any violation or alleged violation of the Act or any other federal or state law or any liability based on common law, in each case, arising out of or relating to the manner in which the Directed Shares are sold and pertaining to any actions or inactions by the Company (or by the Company jointly with any other person, excluding any Underwriter) including, without limitation, any e-mails or other communications by the Company (or by the Company jointly with any other person, excluding any Underwriter) with customer or subscribers of the Company relating to the Directed Shares or possible opportunities to purchase Directed Shares.

       (b) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, to the same extent as the foregoing indemnity from the Company to such Underwriter but only with reference to information relating to such Underwriter furnished in writing to the Company by (i) in the case of the U.S. Underwriter, such U.S. Underwriter through the U.S. Representatives expressly for use in the Registration Statement (or any amendment thereto), the U.S. Prospectus (or any amendment or supplement thereto) or any preliminary prospectus and (ii) in the case of the International Managers, such International Manager through the International

Representatives expressly for use in the Registration Statement (or any amendment thereto), the International Prospectus (or any amendment or supplement thereto) or any preliminary prospectus.

       (c) In case any action shall be commenced involving any person in respect of which indemnity may be sought pursuant to Section 7(a) or 7(b) (the "indemnified party"), the indemnified party shall promptly notify the person from whom such indemnity may be sought (the "indemnifying party") in writing and the indemnifying party shall assume the defense of such action, including the employment of counsel reasonably satisfactory to the indemnified party and the payment of all fees and expenses of such counsel, as incurred (except that in the case of any action in respect of which indemnity may be sought pursuant to both Sections 7(a) and 7(b), the Underwriter shall not be required to assume the defense of such action pursuant to this Section 7(c), but may employ separate counsel and participate in the defense thereof, but the fees and expenses of such counsel, except as provided below, shall be at the expense of such Underwriter). Any indemnified party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the indemnified party unless (i) the employment of such counsel shall have been specifically authorized in writing by the indemnifying party, (ii) the indemnifying party shall have failed to assume the defense of such action or employ counsel reasonably satisfactory to the indemnified party or (iii) the named parties to any such action (including any impleaded parties) include both the indemnified party and the indemnifying party, and the indemnified party shall have been advised by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party (in which case the indemnifying party shall not have the right to assume the defense of such action on behalf of the indemnified party). In any such case, the indemnifying party shall not, in connection with any one action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for all indemnified parties and all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by Donaldson, Lufkin & Jenrette Securities Corporation, in the case of parties indemnified pursuant to Section 7(a), and by the Company, in the case of parties indemnified pursuant to Section 7(b). The indemnifying party shall indemnify and hold harmless the indemnified party from and against any and all losses, claims, damages, liabilities and judgments by reason of any settlement of any action (i) effected with its written consent or (ii) effected without its written consent if the settlement is entered into more than twenty business days after the indemnifying party shall have received a request from the indemnified party for reimbursement for the fees and expenses of counsel (in any case where such fees and expenses are at the expense of the indemnifying party) and, prior to the date of such settlement, the indemnifying party shall have failed to comply with such reimbursement request. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement or compromise of, or consent to the entry of judgment with respect to, any pending or threatened action in respect of which the indemnified party is or could have been a party and indemnity or contribution may be or could have been sought hereunder by the indemnified party, unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability on claims that are or could have been the subject matter of such action and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of the indemnified party.

       (d) To the extent the indemnification provided for in this Section 7 is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages, liabilities or judgments referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities and judgments (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Shares or (ii) if the allocation provided by clause 7(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 7(d)(i) above but also the relative fault of the Company on the one hand and the Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or judgments, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other hand shall be deemed to be in the same proportion as the total net proceeds from the offering (after deducting underwriting discounts and commissions, but before deducting expenses) received by the Company, and the total underwriting discounts and commissions received by the Underwriters, bear to the total price to the public of the Shares, in each case as set forth in the table on the cover page of the Prospectus. The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

     The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7(d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph.
The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or judgments referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such indemnified party in connection with investigating or defending any matter, including any action, that could have given rise to such losses, claims, damages, liabilities or judgments. Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this
Section 7(d) are several in proportion to the respective number of Shares purchased by each of the Underwriters hereunder and not joint.

       (e) The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.


     Section 8.  [Reserved]

     Section 9. Conditions of Underwriters' Obligations'. The several obligations of the Underwriters to purchase the Firm Shares under this Agreement are subject to the satisfaction of each of the following conditions:

       (a) All the representations and warranties of the Company contained in this Agreement shall be true and correct on the Closing Date with the same force and effect as if made on and as of the Closing Date.

       (b) If the Company is required to file a Rule 462(b) Registration Statement after the effectiveness of this Agreement, such Rule 462(b) Registration Statement shall have become effective by 10:00 P.M., New York City time, on the date of this Agreement; and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been commenced or shall be pending before the Commission, and Donaldson, Lufkin & Jenrette Securities Corporation shall not have become aware of any such action being contemplated by the Commission.

       (c) You shall have received on the Closing Date a certificate dated the Closing Date, signed by David M. D'Ottavio and Catherine A. Graham, in their capacities as the Chief Executive Officer and Vice President, Chief Financial Officer and Treasurer of the Company, respectively, confirming the matters set forth in Sections 6(t), 9(a) and 9(b) and that the Company has complied with all of the agreements and satisfied all of the conditions herein contained and required to be complied with or satisfied by the Company on or prior to the Closing Date.

       (d) Since the respective dates as of which information is given in the Prospectus, other than as set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), (i) there shall not have occurred any change or any development involving a prospective change in the condition, financial or otherwise, or the earnings, business, management or operations of the Company and its subsidiaries, taken as a whole, (ii) there shall not have been any change or any development involving a prospective change in the capital stock or in the long-term debt of the Company or any of its subsidiaries and (iii) neither the Company nor any of its subsidiaries shall have incurred any liability or obligation, direct or contingent, the effect of which, in any such case described in clause 9(d)(i), 9(d)(ii) or 9(d)(iii), in your judgment, is material and adverse and, in your judgment, makes it impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus.

       (e) You shall have received on the Closing Date an opinion (satisfactory to you and counsel for the Underwriters), dated the Closing Date, of Hogan & Hartson L.L.P., to the effect that:

            (i) the Company has been incorporated and is validly existing as a corporation in good standing as of the date of the certificate referenced in such opinion under the laws of the State of Delaware. The Company has the corporate power and corporate authority under its charter and the Delaware General Corporation Law to carry on its business as described in the Prospectus and to own, lease and operate its properties;

            (ii) the Company is authorized to transact business as a foreign corporation as of the respective dates of the certificates and in each United States jurisdiction listed in Annex III hereto;

            (iii) the authorized, issued and outstanding shares of capital stock of the Company, as of September 30, 1999, was as set forth under the caption "Capitalization" in the Prospectus and, except as set forth in the Prospectus, there have been no changes to the capitalization of the Company. All the outstanding shares of capital stock of the Company shown as issued and outstanding under said caption are duly authorized, are validly issued, fully paid and non-assessable. No holder of outstanding shares of common stock of the Company has any statutory preemptive right under the Delaware General Corporation Law, the Company's articles or bylaws or, to such counsel's knowledge, any contractual rights to subscribe for any of the Shares;

            (iv) when issued in accordance with the provisions of the Agreement, the Shares will be validly issued, fully paid and non-assessable; when issued in accordance with the provisions of the Reserved Share Prospectus (including the payment of the consideration contemplated by the Reserved Share Prospectus), the Reserved Shares will be validly issued, fully paid and non-assessable;

            (v) this Agreement has been duly authorized, executed and delivered on behalf of the Company;

            (vi) the information in the Prospectus under the caption "Description of Capital Stock," to the extent that such information constitutes matters of law or legal conclusions, has been reviewed by such counsel, and is correct in all material respects. The Common Stock conforms in all material respects to the description thereof contained in the Prospectus under the caption "Description of Capital Stock" (other than under the sub-caption "--Listing--Trading through the Amsterdam Security Account System");

            (vii) the Registration Statement has become effective under the Act, and, to such counsel's knowledge, no stop order suspending its effectiveness has been issued and no proceedings for that purpose have been instituted or are threatened by the Commission;

            (viii) the information under the captions "Management's Discussion and Analysis of Financial Condition and Results of Operations-- Conversion to the Euro," "Business--Restrictions on the Import and Export of Encrypted Material or Encryption Software", "Management--Limitation of Liability and Indemnification Matters", "--Key Employee Equity Plan," "--1998 Stock Option and Restricted Plan," "--Employment Agreements," "--Compensation of Directors," "Transactions with Relation Parties," "Shares Eligible for Future Sale" and "Material Federal Income Tax Consequences to Non-United States Stockholders" in the Prospectus, insofar as such statements constitute a summary of the legal matters, documents or proceedings referred to therein, fairly present the information called for with respect to such legal matters, documents and proceedings;

            (ix) the execution, delivery and performance as of the date of such opinion by the Company of the Agreement do not (A) breach or constitute a default under any agreement or contract filed as an exhibit to the Registration Statement or any other stockholders agreement, registration rights agreement or similar agreement to which the Company is a party that is identified to such counsel by the Company, (B) violate the Delaware General Corporation Law, or the charter or the bylaws of the Company, (C) violate any Delaware or Virginia law, rule, regulation that such counsel, in the exercise of customary professional diligence, recognized as applicable to the Company or transactions of the type contemplated by this Agreement, or to such counsel's knowledge, any order, judgment or decree of any Delaware or Virginia governmental agency or (D) result in a Repayment Event;

            (x) no approval or consent of, or registration or filing with, any federal, Delaware or Virginia governmental agency is required to be obtained or made by the Company in connection with the execution, delivery and performance as of the date of such opinion by the Company of the Agreement, except such as may be required under [the federal securities laws (certain matters with respect to which are addressed elsewhere in such opinion) and] the securities or Blue Sky laws of the various states (as to which such counsel expresses no opinion),

            (xi) the Company is not an "investment company," as such term is defined in the Investment Company Act of 1940, as amended;

            (xii) to such counsel's knowledge, except as set forth in the Prospectus, no holders of common stock or other securities of the Company have registration rights with respect to securities of the Company and, except as set forth in the Prospectus, all holders of securities of the Company having rights to registration of shares of common stock or other securities as a result of the filing of the Registration Statement by the Company have, solely with respect to the offering contemplated thereby, waived such rights; and

            (xiii) the Registration Statement (except for the financial statements and supporting schedules and other financial data contained therein as to which no opinion need be expressed) complies as to form in all material respects with the requirements for registration statements on Form S-1 under the Act and the applicable rules and regulations thereunder.

     The opinion of counsel described in Section 9(e) above shall be rendered to you at the request of the Company and shall so state therein.

       (f) The Underwriters shall have received on the Closing Date opinions (satisfactory to the Underwriters and counsel for the Underwriters), dated the Closing Date, of the respective local counsel to the Company's subsidiaries (including Hogan & Hartson for any U.S. subsidiaries), to the effect that:


          (i) such subsidiary has been duly formed, is validly existing as an entity in good standing under the laws of its jurisdiction of formation and has the power and authority to carry on its business as currently conducted and to own, lease and operate its properties;

          (ii) such subsidiary is authorized to transact business as a foreign entity in the jurisdictions listed on a schedule attached to such opinion as of the respective dates of the certificates specified in such schedule;

          (iii) all the outstanding equity interests or shares of capital stock of such subsidiary have been duly authorized and validly issued and are fully paid, non-assessable and not subject to any preemptive or similar rights, and are owned by the Company, to the extent set forth in the Prospectus, directly or indirectly through one or more subsidiaries, free and clear of any security interest, claim, lien, encumbrance or adverse interest of any nature;

          (iv) the capitalization of such subsidiary conforms to the description thereof on a schedule attached to such opinion;

          (v) the information under the caption "Business--Regulatory Matters" and "--Restrictions on the Import and Export of Encrypted Material or Encryption Software" in the Prospectus, to the extent that such information is relevant to such subsidiary and constitutes a summary of legal matters, has been reviewed by such counsel and is accurate in all material respects;

          (vi) after due inquiry, such counsel does not know of any legal or governmental proceedings pending or threatened to which such subsidiary is or could be a party or to which any of its property is or could be subject that are material to such subsidiary;

          (vii) such subsidiary has all the necessary permits, licenses, consents, exemptions, franchises, authorizations and other approvals of (the "Authorizations"), and has made all filings with and notices to, all governmental or regulatory authorities and self-regulatory organizations and all courts and other tribunals, including, without limitation, under any applicable telecommunications and Internet laws, as are necessary to own, lease, license and operate its properties and to conduct its business, except where the failure to have any such Authorization or to make any such filing or notice would not, individually or in the aggregate, have a material adverse effect on the business, prospects, financial condition or results of operations of such subsidiary; to such counsel's knowledge, each such Authorization is valid and in full force and effect and such subsidiary is in compliance with all the terms and conditions thereof and with the rules and regulations of the authorities and governing bodies having jurisdiction with respect thereto; and no event has occurred (including, without limitation, the receipt of any notice from any authority or governing body) which results in or, after notice or lapse of time or both, would result in, the revocation, suspension or termination of any such Authorization or any other impairment of the rights of such subsidiary as the holder of such Authorization, except where such failure to be valid and in full force and effect or to be in compliance, the occurrence of any such event or the presence of any such restriction would not, individually or in the aggregate, have a material adverse effect on the business, prospects, financial condition or results of operations of such subsidiary;

          (viii) such subsidiary owns or possesses sufficient rights to use all intellectual property necessary for the conduct of its business, as now conducted or contemplated to be conducted, and such counsel is not aware of any infringement of or conflict with such rights or any claims to the contrary or any challenge by any other person to the rights of such subsidiary with respect to the foregoing;

          (ix) the offering and sale of the shares of common stock by the Company as contemplated by the Prospectus will not (A) conflict with or constitute a breach of any of the terms or provisions of, or a default under (or event which, with giving of notice or lapse of time or both, would be a default under) or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of such subsidiary pursuant to (x) any indenture, loan agreement, mortgage, lease or other agreement or instrument that is material to such subsidiary, to which such subsidiary is a party or by which such subsidiary or its property is bound (as any such indenture, loan agreement, mortgage, lease or other agreement or instrument has been identified to such counsel by an officer of such subsidiary in an officer's certificate, any such agreement herein a "Material Obligation") or (y) any shareholders' agreement or acquisition agreement to which such subsidiary and the Company are a party, or (B) constitute an event or condition that gives the holder of any Material Obligation (or any person acting on such holder's behalf) the right to require, from the subsidiary, the Company or any entity controlled by the Company, the repurchase or redemption or repayment or cancellation of all or a portion of such Material Obligation; and.

          (x) Other than restrictions on the payment of dividends that would render such subsidiary insolvent, except as set forth on a schedule attached to such opinion, there are no limitations or restrictions on such subsidiary's ability to pay dividends or distributions of any kind to its shareholders, partners or owners, whether based on laws, contracts, or currency controls, and the payment of such dividends or distributions is not subject to any tax or withholding.

     The opinions of counsel described in Section 9(f) above shall be rendered to you at the request of the Company and the respective subsidiary and shall so state therein.

     (g) The Underwriters shall have received on the Closing Date an opinion (satisfactory to the Underwriters and counsel for the Underwriters), dated the Closing Date, of Nauta Dutilh, special Dutch counsel to the Company to the effect that the information under the caption "Material Netherlands Tax Consequences" and "Description of Capital Stock--Listing" in the Prospectus, to the extent that such information is relevant to such subsidiary and constitutes a summary of legal matters, has been reviewed by such counsel and is accurate in all material respects.

     The opinions of counsel described in Section 9(g) above shall be rendered to you at the request of the Company and shall so state therein.

     (h) You shall have received on the Closing Date an opinion, dated the Closing Date, of O'Melveny & Myers LLP, counsel for the Underwriters, as to the matters referred to in Sections 9(e)(iv), 9(e)(v), 9(e)(vii), 9(e)(viii) (but only with respect to the statements under the caption "Description of Capital Stock" and "Underwriting") and 9(e)(xiii).

     (i) In addition, in their opinions described in Sections 9(e) and 9(h), respectively, Hogan & Hartson L.L.P. and O'Melveny & Myers LLP shall state that no facts have come to the attention of such counsel which cause them to believe that the Registration Statement, at the time it became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus, as of its date and on the date of such opinion, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, provided, however, that in making the foregoing statements (which shall not constitute an opinion), such counsel need not express a view as to the financial statements and supporting schedules and other financial and statistical information included in or omitted from the Registration Statement or the Prospectus, and provided further, that O'Melveny & Myers LLP need not express a view as to the Reserved Share Prospectus contained in the Registration Statement. Hogan & Hartson L.L.P. shall further state that no facts have come to their attention which cause them to believe that there are any legal or governmental proceedings pending or threatened against the Company that are required to be disclosed in the Registration Statement or the Prospectus, other than those disclosed therein, or that there are any contracts or documents of a character required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or referred to therein or so filed.

       (j) You shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to you, from PricewaterhouseCoopers LLP, independent public accountant to the Company, containing the information and statements of the type ordinarily included in accountants' "comfort letters" to Underwriters with respect to the financial statements and certain financial information of the Company contained in the Registration Statement and the Prospectus. You shall also have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to you, with respect to each subsidiary of the Company for which audited financial statements are included in the Registration Statement and Prospectus, from the applicable Independent Public Accountant containing statements that (a) they are independent public accountants with respect to such subsidiary as required by the Act, (b) that the financial statements of such subsidiary audited by them and included in the Registration Statement and Prospectus comply as to form in all material respects with the applicable accounting requirements of the Act and the related published rules and regulations and other and (c) containing the information and statements of the type ordinarily included in accountants' "comfort letters" to Underwriters with respect to certain financial information specifically related to such subsidiary contained in the Registration Statement and the Prospectus.

       (k)  The Company shall have delivered to you the agreements specified in
Section 2 hereof which agreements shall be in full force and effect on the Closing Date.

       (l) The Shares shall have been duly listed for quotation on the Nasdaq National Market and the AEX.

       (m) The Company shall not have failed on or prior to the Closing Date to perform or comply with any of the agreements herein contained and required to be performed or complied with by the Company on or prior to the Closing Date.

     The several obligations of the U.S. Underwriters to purchase any Additional Shares hereunder are subject to the delivery to you on the applicable Option Closing Date of such documents as you may reasonably request with respect to the good standing of the Company, the due authorization and issuance of such Additional Shares and other matters related to the issuance of such Additional Shares.

     Section 10. Effectiveness of Agreement and Termination. This Agreement shall become effective upon the execution and delivery of this Agreement by the parties hereto.

     This Agreement may be terminated at any time on or prior to the Closing Date by you by written notice to the Company if any of the following has occurred: (i) any outbreak or escalation of hostilities or other national or international calamity or crisis or change in economic conditions or in the financial markets of the United States or elsewhere that, in your judgment, is material and adverse and, in your judgment, makes it impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus, (ii) the suspension or material limitation of trading in securities or other instruments on the New York Stock Exchange, the American Stock Exchange, the Chicago Board of Options Exchange, the Chicago Mercantile Exchange, the Chicago Board of Trade, the Nasdaq National Market, the AEX or limitation on prices for securities or other instruments on any such exchange or the Nasdaq National Market or the AEX, (iii) the enactment, publication, decree or other promulgation of any federal or state statute, regulation, rule or order of any court or other governmental authority which in your opinion materially and adversely affects, or will materially and adversely affect, the business, prospects, financial condition or results of operations of the Company and its subsidiaries, taken as a whole, (iv) the declaration of a banking moratorium by either federal or New York State authorities or (v) the taking of any action by any federal, state or local government or agency in respect of its monetary or fiscal affairs which in your opinion has a material adverse effect on the financial markets in the United States.

     If on the Closing Date or on an Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase the Firm Shares or Additional Shares, as the case may be, which it has or they have agreed to purchase hereunder on such date and the aggregate number of Firm Shares or Additional Shares, as the case may be, which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the total number of Firm Shares or Additional Shares, as the case may be, to be purchased on such date by all Underwriters, each non-defaulting Underwriter shall be obligated severally, in the proportion which the number of Firm Shares set forth opposite its name in Schedule I and Schedule II bears to the total number of Firm Shares which all the non-defaulting Underwriters have agreed to purchase, or in such other proportion as you may specify, to purchase the Firm Shares or Additional Shares, as the case may be, which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of Shares which any Underwriter has agreed to purchase pursuant to Section 2 hereof be increased pursuant to this Section 10 by an amount in excess of one-ninth of such number of Shares, without the written consent of such Underwriter. If on the Closing Date any Underwriter or Underwriters shall fail or refuse to purchase Firm Shares and the aggregate number of Firm Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Firm Shares to be purchased by all Underwriters and arrangements satisfactory to you and the Company for purchase of such Firm Shares are not made within 48 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter and the Company. In any such case which does not result in termination of this Agreement, either you or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and the Prospectus or any other documents or arrangements may be effected. If, on an Option Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Additional Shares and the aggregate number of Additional Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Additional Shares to be purchased on such date, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase such Additional Shares or (ii) purchase not less than the number of Additional Shares that such non-defaulting Underwriters would have been obligated to purchase on such date in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of any such Underwriter under this Agreement.

     Section 11. Offering Restrictions Applicable to the International Managers. Each of the International Managers represents and agrees for itself that it has not offered or sold and will not offer or sell any International Shares as part of its initial distribution within the United States or to, or for the account of a U.S. person (it being understood that the International Shares being offered outside of the United States and Canada have been registered under the Act for resale from time to time in the United States). Terms used in this Section 11 have the respective meanings assigned thereto by Regulation S under the Act.

     Section 12. Miscellaneous. Notices given pursuant to any provision of this Agreement shall be addressed as follows: (i) if to the Company, to VIA NET.WORKS, INC., 12100 Sunset Hills Road, Suite 110, Reston, VA, 20190, Attn:
Catherine A. Graham and (ii) if to any Underwriter or to you, to you c/o Donaldson, Lufkin & Jenrette Securities Corporation, 277 Park Avenue, New York, New York 10172, Attention: Syndicate Department, or in any case to such other address as the person to be notified may have requested in writing.

     The respective indemnities, contribution agreements, representations, warranties and other statements of the Company and the several Underwriters set forth in or made pursuant to this Agreement shall remain operative and in full force and effect, and will survive delivery of and payment for the Shares, regardless of (i) any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the officers or directors of any Underwriter, any person controlling any Underwriter, the Company, the officers or directors of the

Company or any person controlling the Company, (ii) acceptance of the Shares and payment for them hereunder and (iii) termination of this Agreement.

     If for any reason the Shares are not delivered by or on behalf of the Company as provided herein (other than as a result of any termination of this Agreement pursuant to Section 10), the Company agrees to reimburse the several Underwriters for all out-of-pocket expenses (including the fees and disbursements of counsel) incurred by them. Notwithstanding any termination of this Agreement, the Company shall be liable for all expenses which it has agreed to pay pursuant to Section 5(i) hereof. The Company also agrees to reimburse the several Underwriters, their directors and officers, any persons controlling any of the Underwriters for any and all fees and expenses (including, without limitation, the reasonable fees and disbursements of counsel) incurred by them in connection with enforcing their rights hereunder (including, without limitation, pursuant to Section 7 hereof).

     Except as otherwise provided, this Agreement has been and is made solely for the benefit of and shall be binding upon the Company, the Underwriters, the Underwriters' directors and officers, any controlling persons referred to herein, the Company's directors and the Company's officers who sign the Registration Statement and their respective successors and assigns, all as and to the extent provided in this Agreement, and no other person shall acquire or have any right under or by virtue of this Agreement. The term "successors and assigns" shall not include a purchaser of any of the Shares from any of the several Underwriters merely because of such purchase.

     This Agreement shall be governed and construed in accordance with the laws of the State of New York.

     This Agreement may be signed in various counterparts which together shall constitute one and the same instrument.

     Please confirm that the foregoing correctly sets forth the agreement between the Company and the several Underwriters.

                                   Very truly yours,

                                   VIA NET.WORKS, INC.


                                   By:    _________________________

                                   Title: _________________________

DONALDSON, LUFKIN & JENRETTE
 SECURITIES CORPORATION
MORGAN STANLEY & CO. INCORPORATED
SALOMON SMITH BARNEY INC.
DLJdirect INC.

Acting severally on behalf of
 themselves and the several
 Underwriters named in
 Schedule I hereto

By:   DONALDSON, LUFKIN & JENRETTE
       SECURITIES CORPORATION


By:    ___________________________
Title: ___________________________


DLJ INTERNATIONAL SECURITIES
MORGAN STANLEY & CO. INTERNATIONAL LIMITED
SALOMON BROTHERS INTERNATIONAL LIMITED
CAZENOVE & CO.
MEESPIERSON N.V.
Acting severally on behalf of themselves and the several
 International Managers named in Schedule II hereto

By:  DLJ INTERNATIONAL SECURITIES


By:  ___________________________
Title:__________________________

                                   SCHEDULE I
                                   ----------

U.S. Underwriters                               Number of Firm Shares
                                                  to be Purchased

Donaldson, Lufkin & Jenrette
 Securities Corporation

Morgan Stanley & Co. Incorporated

Salomon Smith Barney Inc.

DLJdirect Inc.

                                           Total  ____________________

                                  SCHEDULE II
                                  -----------

International Managers                        Number of Firm Shares
                                                to be Purchased

DLJ International Securities

Morgan Stanley & Co. International Limited

Salomon Brothers International Limited

Cazenove & Co.

MeesPierson N.V.

                                           Total  ____________________

                                    Annex I


The Centennial Funds
Norwest Equity Capital
Telecom Partners II
Harbour Vest International
Providence Equity Partners
Verio
Boston Millenia Partners
[More to come]

                                    Annex II

              Limitations and Restrictions on Subsidiary Dividends

                                   Annex III

         Jurisdictions in which the Company is Qualified to do Business